UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Virtual Interactive Technologies Corp.

(Exact name of registrant as specified in its charter)

Nevada	36-4752858
(State of incorporation or organization)	(I.R.S. Employer Identification number)

600 17th Street, Suite 2800 South
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class to be so registered	Name of each exchange on which each class is to registered
Not applicable.	Not applicable.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☒

Securities Act registration statement file number to which this form relates: 333-190265

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1. Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Securities” relating to the registrant’s Common Stock, par value $0.001 per share, in the prospectus included in the Registrant’s Registration Statement on Form S-1, as amended (initially filed on July 31, 2023, amended on a pre-effective basis and originally declared effective on November 13, 2013), filed with the Securities and Exchange Commission (the “Commission”) under File No. 333-190265, is incorporated herein by reference. Any form of prospectus subsequently filed by the registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit	Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1, filed on July 31, 2013)

3.2	Bylaws (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1, filed on July 31, 2013)

3.3	Designation of Series A Preferred Shares (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1, filed on February 26, 2019)

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Virtual Interactive Technologies Corp.

	By:	/s/ James W. Creamer III
Date: December 29, 2023	Name:	James W. Creamer III
	Title:	Chief Financial Officer